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                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 1st day of May, 2006, by and between Federated Investment Management Company, a Delaware statutory business trust ("Federated") (the "Adviser"), and Met Investors Advisory LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, the Manager serves as investment manager of Met Investors Series Trust (the "Trust"), a Delaware business trust which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act") pursuant to a management agreement dated December 8, 2000, as amended from time to time (the "Management Agreement"), a copy of which is attached as Exhibit A hereto; and

     WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Federated High Yield Portfolio (the "Portfolio"); and

     WHEREAS, as permitted by the Management Agreement, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing investment advisory services for the Portfolio; and

     WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager with respect to the Portfolio;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. Employment of the Adviser. The Manager hereby employs the Adviser as
        _________________________
subadviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and supervision of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Portfolio or the Trust in any way. The Adviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Adviser shall act as the Manager's and the Trust's agent and attorney-in-fact.

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     Copies of the Trust's Registration Statement, as it relates to the
Portfolio (the "Registration Statement"), and the Trust's Declaration of Trust and Bylaws (collectively, the "Charter Documents"), each as currently in effect, have been or will be delivered to the Adviser. The Manager agrees, on an ongoing basis, to notify the Adviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission ("SEC") and amendments to the Charter Documents. The Manager will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Trust's Board of Trustees and agrees to promptly provide the Adviser copies of all amendments thereto. The Adviser will not be bound to follow any change in the Registration Statement, Charter Documents or investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Manager and has had a reasonable period of time to implement such change.

     The Manager shall timely furnish the Adviser with such additional information as may be reasonably necessary for or requested by the Adviser to perform its responsibilities pursuant to this Agreement. If Manager fails to timely furnish the Adviser with any additional information (e.g., amendments to the Registration Statement, Charter Documents, etc.), Adviser shall not be responsible for acting in accordance with such additional information until a reasonable time after such information is received by Adviser. The Manager shall cooperate with the Adviser in setting up and maintaining brokerage accounts and other accounts the Adviser deems advisable to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

     2. Obligations of and Services to be Provided by the Adviser. The Adviser
        _________________________________________________________

undertakes to provide the following services and to assume the following obligations:

          a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, and may invest the Portfolio in such portions of stocks, bonds, instruments, financial contracts, cash and other investment assets as the Adviser shall determine and may dispose of securities without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time, in compliance (subject to Section 2.e. below) with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in accordance therewith. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same.

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The Adviser shall render such reports to the Trust's Board of Trustees and the
Manager as they may reasonably request concerning the investment activities of the Portfolio, provided that the Adviser shall not be responsible for Portfolio accounting. Unless the Manager gives the Adviser written instructions to the contrary, the Adviser shall be authorized to act in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders and consistent with the Adviser's proxy voting procedures, to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio. The Manager acknowledges and agrees, on its behalf and on behalf of the Trust and the Portfolio, that the Adviser may delegate the performance of its proxy voting obligations to a third party service provider. The Adviser shall have no obligation under this Agreement to vote any proxy that is not received in a timely manner by the Adviser.

          b. To the extent provided in the Trust's Registration Statement, as such Registration Statement may be amended from time to time, the Adviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select including affiliates of the Adviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged. In fulfilling its obligation to seek best execution, the Adviser may consider factors it deems relevant, including, but not limited to, the breadth and nature of the market in the security, the price of the security, the size of the order, the timing of the transaction, the reputation, experience, financial condition and execution capability of the broker or dealer, the quality of the service and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. Notwithstanding the foregoing, the Board of Trustees or the Manager may cause the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment.

          If the Board of Trustees or the Manager directs Adviser to use a particular broker-dealer, or broker-dealers, to execute transactions in portfolio securities, the Manager acknowledges, on behalf of itself, the Trust and the Portfolio, that Adviser may not be in a position where it can negotiate commission rates or spreads, obtain volume discounts, aggregate transactions, or otherwise seek to obtain best execution, and that directed transactions may result in less favorable execution than might be the case if Adviser could select broker-dealers only in accordance with its duty to seek to obtain best execution.

          To the extent consistent with applicable law, the Adviser may (but shall not be obligated to) aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of Adviser or its affiliated persons. In such event, allocation of securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Adviser in the manner Adviser considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. Manager hereby acknowledges that

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such aggregations of orders may not result in a more favorable price or lower brokerage commissions in all instances.

          c. In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Manager or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. Manager of its designee shall maintain and preserve all other books and records not related to the Portfolio's transactions as required under applicable laws and shall make such records available to the Adviser upon reasonable request.

          d. The Adviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Manager, the Trust, or the Portfolio (except as specifically agreed to by the Adviser in this Agreement), including without limitation: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; (iii) custodian fees and expenses; (iv) fees and expenses of the Trust's trustees; (v) legal and audit expenses; (vi) registrar and transfer agent fees and expenses; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefore; (ix) expenses of typesetting prospectuses and statements of additional information and supplements thereto;
(x) insurance or fidelity bond premiums and other coverage; (xi) investment management fees; and (xii) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto except as provided in Section 2.i of this Agreement. In no event will the Sub-Adviser bear brokerage costs, custodian fees, auditor fees or other expenses to be borne by the Portfolio of the Trust.

          e. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for the Portfolio or for the Manager, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the Trust's Registration Statement and Charter Documents, written instructions of the Manager and any policies adopted by the Trust's Board of Trustees applicable to the Portfolio (collectively, the "Charter Requirements"), and in accordance with applicable law (including Subchapters M and the diversification requirements of section 817(h) of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), the Adviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of the Portfolio's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement,

                                      - 4 -

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the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator. The Adviser shall perform quarterly diversification testing under Section 817(h) of the Code with respect to the assets of the Portfolio managed by Adviser as contemplated above in this Section 2.e. The Adviser shall provide timely notice each calendar quarter that such diversification was satisfied or, if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Adviser shall have no responsibility to monitor any limitations or restrictions (including, without limitation, diversification requirements) for which the Adviser does not have or has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise on a timely basis. All such monitoring shall be the responsibility of the Manager.

          f. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Adviser, whether public or private.

          g. The Adviser shall be responsible for the preparation and filing of
Schedule 13G and Form 13F on behalf of the Portfolio. The Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

          h. In accordance with procedures and methods established by the Trustees of the Trust and with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time and shall be provided to the Adviser on a timely basis, and to the extent not prohibited by applicable law or the Adviser's policies and procedures, the Adviser shall provide reasonable assistance in determining the fair value of all securities and other investments/assets in the Portfolio.

          i. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser (as such concepts are defined under the 1940 Act), as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser, in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Trust, if any, with respect to any necessary filings with the SEC or the preparation, printing and mailing of required documents to Portfolio shareholders, arising out of any assignment by, or change in control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser.

     3. Compensation of the Adviser. In consideration of services rendered
        ___________________________
pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month.

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The Manager shall use its best efforts to pay such fee no more than 15 days after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

     4. Activities of the Adviser. The services of the Adviser hereunder are not
        _________________________
to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. The Manager understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     The Adviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 17j-1(b) of the 1940 Act, and shall not be subject to any other code of ethics, including the Manager's code of ethics, unless specifically adopted by the Adviser.

     5. Use of Names. The Adviser hereby consents to the Portfolio being named
        ____________
the Federated High Yield Portfolio. The Manager and the Trust shall not use the name "Federated" and any of the other names of the Adviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust or otherwise in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser approves all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission the prior approval of the Adviser is required; provided, that in no event shall such approval be unreasonably withheld.

     The Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or logos, or trade or service marks, or any derivations thereof, or any similar names or logos, or trade or service marks, to any other corporation or entity, including, but not limited to, any investment company of which the Adviser or any subsidiary or affiliate thereof, or any successor to the business of any thereof, shall be the investment adviser.

     The Manager, on its behalf and on behalf of the Portfolio and the Trust, together with their affiliated persons, agrees (a) to use best efforts to ensure that the nature and quality of the services rendered in connection with such names or logos, or trade or service marks, or derivations thereof, shall conform to the terms of this Agreement and any amendments thereto, and (b) to comply with any reasonable requirements for the use of such names or logos, or trade or service marks, or derivations thereof, provided from time to time by the Adviser to Manager or the Portfolio, or the Trust, in writing.

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     The Adviser shall not use the name of the Trust, the Portfolio, the Manager or any of their affiliates in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its, the Portfolio's or the Trust's name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

     The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Federated" or any derivative or abbreviation thereof as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

     Upon termination of this Agreement for any reason, the Manager shall within 30 days cease and cause the Portfolio and the Trust to cease all use of the name and mark "Federated" and any associated logos or derivations thereof.

     6. Representations and Warranties of Manager. Manager represents and
        _________________________________________
warrants to the Sub-Adviser as follows:

          (a) Manager is registered with the SEC as an investment adviser under the Advisers Act;

          (b) Manager is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, except in such jurisdictions where the failure to be so licensed would not have a material effect on its business;

          (c) Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by Manager of this Agreement are within Manager's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of Manager for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto do not materially contravene or constitute a material default under (i) any provision of applicable law, rule or regulation,
(ii) Manager's organizational document or By-Laws, or (iii) any material agreement, judgment, injunction, order, decree or other instruments binding upon Manager.

          (e) This Agreement is a valid and binding Agreement of Manager;

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          (f) Manager has provided the Adviser with a copy of its Form ADV as most recently filed with the SEC and will, within a reasonable time after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Adviser. The information contained in Manager's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (g) Manager acknowledges that it received a copy of the Sub-Adviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust;

          (h) The Trust and Manager have complied with all shareholder approval requirements concerning the Management Agreement and this Agreement with respect to the Portfolio;

          (i) The Trust has approved the policies and procedures of the Adviser in accordance with applicable law and has authorized the Trust's custodian to receive appropriate instructions from the Adviser with respect to the Portfolio; and

          (j) The Manager and the Trust are in compliance in all material respects, with applicable federal securities laws, including, without limitation, the Advisers Act, the 1940 Act, the 1933 Act and the Securities Exchange Act of 1934.

     7. Representations and Warranties of Adviser. The Adviser hereby represents
        _________________________________________
and warrants to Manager that:

          (a) the Adviser is registered with the SEC as an investment adviser under the Advisers Act;

          (b) The Adviser is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business;

          (c) The Adviser is a statutory trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto do not materially contravene or constitute a material default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's organizational document or By-Laws,

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or (iii) any material agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser;

          (e) This Agreement is a valid and binding Agreement of the Adviser;

          (f) The Adviser has provided Manager with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to Manager. The information contained in the Adviser's Form ADV is accurate and complete in all materials respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

          (g) The Adviser is in compliance, in all material respects, with applicable federal securities laws including, without limitation, the Advisers Act, the 1940 Act, the 1933 Act and the Securities Exchange Act of 1934.

     8. Liability and Indemnification.
        _____________________________

          a. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal, investigation and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment, investment decision, or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal, investigation and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information necessary or required to be included therein that was furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

          b. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal, investigation and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall

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operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal, investigation and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any failure by the Manager to properly notify the Adviser of changes to the Registration Statement or any Charter Requirements that leads to any such losses, claims, damages, liabilities or litigation, including reasonable legal, investigation and other expenses to which any of the Adviser Indemnitees may be subject or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information necessary or required to be included therein that was furnished to the Manager or the Trust by an Adviser Indemnitee for use therein.

          c. This Section 8 and the obligations of the parties under this
Section 8, shall survive the expiration or termination of this Agreement.

     9. Limitation of Trust's Liability. The Adviser acknowledges that it has
        _______________________________
received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

     10. Renewal, Termination and Amendment. This Agreement shall continue in
         __________________________________
effect, unless sooner terminated as hereinafter provided, until December 31, 2007 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Manager and the Trust. The Manager agrees to provide the Adviser with as much notice as is reasonably practical under the circumstances in the case of any termination of

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this Agreement by virtue of the termination of the Management Agreement. This
Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio's outstanding voting securities. Manager shall provide Adviser with reasonable prior notice (or, if not practicable, prompt subsequent notice) in the event that this Agreement will terminate (or has terminated) due to either a termination of the Management Agreement or because of an assignment of this Agreement (other than by Adviser).

     11. Confidential Relationship. Any information and advice furnished by any
         _________________________
party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as contemplated herein, as necessary to perform services under this Agreement or required or expressly permitted by applicable law, rule or regulation.

     The Manager hereby consents to the disclosure to third parties of (i) investment results and other data of the Manager or the Portfolio in connection with providing composite investment results of the Adviser and (ii) investments and transactions of the Manager or the Portfolio in connection with providing composite information of clients of the Adviser.

     12. Severability. If any provision of this Agreement shall be held or made
         ____________
invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. Custodian. The Portfolio assets shall be maintained in the custody of
         _________
its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

     14. Information. The Manager hereby acknowledges that it and the Trustees
         ___________
of the Trust have been provided with all information necessary in connection with the services to be provided by the Adviser hereunder, including a copy of
Part II of the Adviser's Form ADV at least 48 hours prior to the Manager's execution of this Agreement, and any other information that the Manager or the Trustees deem necessary.

     15. Miscellaneous. This Agreement constitutes the full and complete
         _____________
agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                        MET INVESTORS ADVISORY LLC


                                        BY:
                                            ------------------------------------
                                            Authorized Officer


                                        FEDERATED INVESTMENT MANAGEMENT COMPANY


                                        BY:
                                            ------------------------------------
                                            Authorized Officer

                                   SCHEDULE A


                                  Percentage of average daily net assets
                                  ______________________________________

Federated High Yield Portfolio    0.35% of first $150 million of such assets
                                  plus 0.30% of such assets over $150 million up to $250 million plus 0.25% of such assets over $250 million.